As filed with the Securities and Exchange Commission on May 31, 2000

                              Registration No. 33-6129
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


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          Delaware                   1700 Lincoln Street          13-2526632
(State or other jurisdiction of     Denver, Colorado 80203    (I.R.S. Employer
incorporation or organization)          (303) 863-7414       Identification No.)
                                    (Address of principal
                                      executive offices)


            Newmont Mining Corporation 1987 Key Employees Stock Plan
                            (Full Title of the Plan)


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                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


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                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


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                 This Post-Effective  Amendment No. 1 to Registration  Statement
No. 33-6129 is made pursuant to Rule 414(d) of the Securities Act of 1933, as amended.

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

                 For purposes of this Post-Effective Amendment No. 1 to the Registration Statements listed below, the term "Pre-Merger Newmont Mining" shall mean, for all periods prior to 5 p.m. EDST on May 15, 2000, Newmont Mining Corporation ("Newmont Mining"). On May 4, 2000, the shareholders of Newmont Mining approved the merger (the "Merger") of Newmont Mining with and into its wholly-owned subsidiary, Newmont Gold Company ("Newmont Gold"). The Merger became effective at 5 p.m. EDST on May 15, 2000 (the "Effective Time"). For all periods subsequent to the Effective Time, the term "Corporation" or "Post-Merger Newmont Mining" shall mean the surviving company, Newmont Gold, which in the Merger changed its name to "Newmont Mining Corporation".

                 This Post-Effective Amendment No. 1 to Form S-8 relates to Registration Statement No. 33-6129.

                 Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Post-Merger Newmont Mining hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities
Exchange Act of 1934, as amended, the following Registration Statements previously filed by Newmont Mining relating to the Plan indicated:

                 Newmont Mining Corporation 1987 Key Employees Stock Plan.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of May, 2000.

                                              NEWMONT MINING CORPORATION

                                              By   /s/ Timothy J. Schmitt
                                                   Timothy J. Schmitt
                                                   Vice President and Secretary



                 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                            Date
         *
-----------------------
  Vincent A. Calarco                    Director                                        May 31, 2000

         *
-----------------------
   Ronald C. Cambre                     Chairman and Chief Executive Officer            May 31, 2000
                                        and Director (Principal Executive Officer)
         *
-----------------------
  James T. Curry, Jr.                   Director                                        May 31, 2000

         *
-----------------------
  Joseph P. Flannery                    Director                                        May 31, 2000

         *
-----------------------
  Leo I. Higdon, Jr.                    Director                                        May 31, 2000

         *
-----------------------
   Robert J. Miller                     Director                                        May 31, 2000

         *
-----------------------
  Wayne W. Murdy                        President and Director                          May 31, 2000

        *
-----------------------
  Robin A. Plumbridge                   Director                                        May 31, 2000

        *
-----------------------
   Robert H. Quenon                     Director                                        May 31, 2000

        *
-----------------------
   Moeen A. Qureshi                     Director                                        May 31, 2000

        *
-----------------------
   Michael K. Reilly                    Director                                        May 31, 2000

        *
-----------------------
   James V. Taranik                     Director                                        May 31, 2000

        *
-----------------------
  William I.M. Turner, Jr.              Director                                        May 31, 2000

        *
-----------------------
  Bruce D. Hansen                       Senior Vice President and Chief                 May 31, 2000
                                        Financial Officer
                                        (Principal Financial Officer)


        *
-----------------------
  Linda K. Wheeler                      Vice President and Controller                   May 31, 2000
                                        (Principal Accounting Officer)


     *By  /s/ Timothy J. Schmitt
          ---------------------------
         Timothy J. Schmitt as
         Attorney-in-fact